EVANS & SUTHERLAND COMPUTER CORPORATION
                      EARNINGS (LOSS) PER SHARE CALCULATION
                                   EXHIBIT 11

                                    Unaudited
                     (In thousands except per share amounts)


                                                    Three Months Ended                              Six Months Ended
                                       -------------------------------------------     -------------------------------------------
                                           June 26, 1998           June 27,1997           June 26, 1998            June 27,1997
                                       -------------------      ------------------     -------------------      ------------------
                                        Basic      Diluted      Basic      Diluted      Basic      Diluted      Basic      Diluted
                                       --------   --------      -------    -------     --------   --------      -------    -------
   Common shares outstanding
    during the entire period             8,934      8,934        9,077      9,077        9,067      9,067        9,059      9,059
   Weighted average common shares
    issued (repurchased) during
    the period, net                          5          5          (60)       (60)         (58)       (58)         (17)       (17)
                                       --------   --------      -------    -------     --------   --------      -------    -------
   Weighted average number of
    common shares outstanding            8,939      8,939        9,017      9,017        9,009      9,009        9,042      9,042
   Weighted average number of
    dilutive common equivalent
    shares outstanding                       -          -            -        377            -          -            -        372
                                       --------   --------      -------    -------     --------   --------      -------    -------
   Weighted average common and
    dilutive common equivalent
    shares outstanding                   8,939      8,939        9,017      9,394        9,009      9,009        9,042      9,414
                                       ========   ========      =======    =======     ========   ========      =======    =======
   Net earnings (loss) applicable
     to common stock                  ($18,271)  ($18,271)      $1,975     $1,975     ($16,682)  ($16,682)      $3,386     $3,386
                                       ========   ========      =======    =======     ========   ========      =======    =======

   Net earnings (loss) per common and
    dilutive common equivalent
    share outstanding                   ($2.04)    ($2.04)       $0.22      $0.21       ($1.85)    ($1.85)       $0.37      $0.36
                                       ========   ========      =======    =======     ========   ========      =======    =======